EXHIBIT 99.1


              THE INTERPUBLIC GROUP OF COMPANIES, INC. LETTERHEAD




FOR IMMEDIATE RELEASE


           Interpublic Redeems Its 1.8% Convertible Subordinated Notes
                                    Due 2004



NEW YORK, NY (January 22, 2004) - The Interpublic Group of Companies, Inc. (NYSE: IPG) announced today that it successfully redeemed all of its outstanding 1.80% Convertible Subordinated Notes due 2004, with an aggregate principal amount of $249,958,000. The redemption date was January 20, 2004. The redemption price was $246,033,659 (96.6813% of the principal amount of the notes plus original issue discount accrued to the redemption date, or $978.10 per $1,000 principal amount of the notes, plus accrued interest to the redemption date).


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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, Golin/Harris International, Initiative Media, Lowe & Partners Worldwide, McCann-Erickson, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.


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Contact Information

General Inquiries:
Julie Tu, Financial Relations Board
(212) 445-8456

Media:
Philippe Krakowsky, Interpublic Group of Companies, Inc.
212-399-8088

Analysts:
Dan Leib, Interpublic Group of Companies, Inc.
(212) 621-5767